Exhibit 99.5

LinkedIn posting by Seattle Genetics January 31, 2018

We’ve announced an agreement to acquire Cascadian Therapeutics ow.ly/i5fE30i6MpG $SGEN CEO Clay Siegall will host a conference call at 5:30am Pacific to discuss the news ow.ly/YOIW30i6t7s